Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-3 No. 333-134986) of D. R. Horton, Inc.,

(2)	Registration Statement (Form S-4 No. 333-89344) of D. R. Horton, Inc.,

(3)	Registration Statement (Form S-8 No. 33-48874) of D. R. Horton, Inc.,

(4)	Registration Statement (Form S-8 No. 33-83162) of D. R. Horton, Inc.,

(5)	Registration Statement (Form S-8 No. 333-72423) of D. R. Horton, Inc.,

(6)	Registration Statement (Form S-8 No. 333-69694) of D. R. Horton, Inc.,

(7)	Registration Statement (Form S-8 No. 333-90988) of D. R. Horton, Inc.,

(8)	Registration Statement (Form S-8 No. 333-89346) of D. R. Horton, Inc., and

(9)	Registration Statement (Form S-8 No. 333-133948) of D. R. Horton, Inc.,
and in the related Prospectuses of our report dated November 26, 2007, except for Note M, as to which the date is November 25, 2008, with respect to the consolidated financial statements of D.R. Horton, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended September 30, 2008.
/s/ Ernst & Young LLP
Fort Worth, Texas
November 25, 2008